Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 12, 2007 (“Report”), in the 2006 Annual Report on Form 10-K of ANTs software inc. (the “Company”) and we further consent to the incorporation by reference of our Report in the Registration Statements on Form S-8 (No. 333-46766, No. 333-62206 and No. 333-105507) of the Company.

/s/ Burr, Pilger & Mayer LLP

San Francisco, California
March 15, 2007